As filed with the Securities and Exchange Commission on April 30, 2015.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Great Western Bancorp, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	6022	47-1308512
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

100 North Phillips Avenue

Sioux Falls, South Dakota 57104

(605) 334-2548

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Donald J. Straka

General Counsel

Great Western Bancorp, Inc.

100 North Phillips Avenue

Sioux Falls, South Dakota 57104

(605) 334-2548

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Mark J. Menting Catherine M. Clarkin Sullivan & Cromwell LLP 125 Broad Street New York, NY 10004 (212) 558-4000	Craig E. Chapman James O’Connor Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of the Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒    File No. 333-203540

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934.

(Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common Stock, par value $0.01 per share	2,300,000	$22.77	$52,371,000	$6,085.51

(1)	The 2,300,000 shares of common stock being registered in this Registration Statement are in addition to the 20,700,000 shares of common stock registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-203540), and include 300,000 additional shares of common stock that the underwriters have the option to purchase from National Americas Holdings LLC.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended.

This Registration Statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) by Great Western Bancorp, Inc. (the “Company”) pursuant to Rule 462(b) and General Instruction V of Form S-1, both as promulgated under the Securities Act of 1933, as amended. This Registration Statement is being filed for the sole purpose of increasing the aggregate number of shares of the Company’s common stock, par value $0.01 per share, offered by National Americas Holdings LLC, a subsidiary of National Australia Bank Limited, our parent company, by 2,300,000 shares. The contents of the Registration Statement on Form S-1 (File No. 333-203540), as amended, filed by the Company with the Commission, including the exhibits thereto, which was declared effective by the Commission on April 30, 2015, are incorporated by reference into, and shall be deemed part of, this Registration Statement.

The Company hereby certifies that it (i) has instructed its bank to transmit to the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount from the Company’s account to the Commission’s account as soon as practicable (but not later than the close of business on May 1, 2015), (ii) will not revoke such instructions, (iii) has sufficient funds in such account to cover the amount of such filing fee and (iv) will confirm receipt of such instructions by its bank during the bank’s regular business hours on May 1, 2015.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the Registration Statement on Form S-1 (No. 333-203540) are incorporated by reference into, and shall be deemed to be a part of, this Registration Statement. In addition, the following exhibits are filed herewith:

Number	Description

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 filed on April 20, 2015 (No. 333-203540))

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Sioux Falls, South Dakota, on April 30, 2015.

Great Western Bancorp, Inc.

By:	/s/ Ken Karels
	Name:	Ken Karels
	Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Ken Karels Ken Karels	President, Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2015

* Nathan Butler	Director	April 30, 2015

* Swati Dave	Director	April 30, 2015

* Frances Grieb	Director	April 30, 2015

* Andrew Hove	Director	April 30, 2015

* Rolfe Lakin	Director	April 30, 2015

* Richard Rauchenberger	Director	April 30, 2015

* Daniel Rykhus	Director	April 30, 2015

* Richard Sawers	Director	April 30, 2015

/s/ Peter Chapman Peter Chapman	Chief Financial Officer and Executive Vice President (Principal Financial Officer and Principal Accounting Officer)	April 30, 2015

*By :	/s/ Peter Chapman
Name: Peter Chapman
Title: Attorney-in-Fact

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INDEX TO EXHIBITS

Number	Description

5.1	Opinion of Sullivan & Cromwell LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Sullivan & Cromwell LLP (contained in Exhibit 5.1)

24.1	Powers of Attorney (incorporated by reference to Exhibit 24.1 of the Registration Statement on Form S-1 filed on April 20, 2015 (No. 333-203540))